Exhibit 99.1

Century Therapeutics Reports First Quarter 2022 Financial Results and Provides Business Updates

- Phase 1 ELiPSE-1 trial of CNTY-101 in relapsed/refractory lymphoma expected to commence in the second half of 2022 following IND submission in mid 2022-

- Ended first quarter 2022 with cash, cash equivalents, and investments of $466.4M; Cash runway into 2025 -

PHILADELPHIA, May 16, 2022 (GLOBE NEWSWIRE) -- Century Therapeutics, Inc., (NASDAQ: IPSC), an innovative biotechnology company developing induced pluripotent stem cell (iPSC)-derived cell therapies in immuno-oncology, today reported financial results and business highlights for the first quarter ended March 31, 2022.

“We are off to a strong start in 2022, which we expect will be a transformational year for Century as we transition into a clinical-stage organization,” said Lalo Flores, Chief Executive Officer, Century Therapeutics. “Looking ahead, we remain on track to submit our first IND application for our lead program, CNTY-101, mid-year, with the Phase 1 ELiPSE-1 trial for CNTY-101 in relapsed/refractory lymphoma expected to commence in the second half of 2022. We are continuing to invest in our comprehensive, next-generation iPSC-based cell therapy platform, and believe we are well positioned to advance multiple product candidates into the clinic over the next several years. We look forward to providing updates at scientific congresses this year and our upcoming virtual R&D Day next month”

Business Highlights & Upcoming Milestones

•	Earlier this month, the Company presented preclinical data at the 18th Annual PEGS Boston Conference & Exposition, on the discovery and optimization of CD22 VHH antibodies for CAR T cell therapy.

•	The Company plans to present preclinical data on MAD7, a novel CRISPR nuclease used to enable the genetic engineering of iPSC-derived NK and T cell product candidates, during a poster presentation at the American Society of Gene and Cell Therapy (ASGCT) 25th Annual Meeting being held May 16-19, 2022 in Washington, D.C. Full abstracts are currently available through the ASGCT conference website.

•	Virtual research and development update to be held June 13, 2022, at 4:30 PM ET. Century’s management team will discuss CNTY-103 and progress on the next-generation platform. Dr Sheila Singh, Professor of Surgery and Biochemistry, Chief Pediatric Neurosurgeon at McMaster Children’s Hospital, the Division Head of Neurosurgery at Hamilton Health Sciences, and the inaugural Director of McMaster's new Cancer Research Centre will discuss the current treatment paradigm in GBM.

•	The Company remains on track to initiate ELiPSE-1, its Phase 1 clinical trial to assess CNTY-101 in patients with relapsed/refractory CD19 positive aggressive lymphoma or indolent lymphoma after at least two prior lines of therapy, including patients who have received prior CAR-T cell therapy, in the second half of 2022 subject to U.S. Food and Drug Administration acceptance of its Investigational New Drug (IND) application, which is expected to be submitted in mid-2022.

•	The Company’s current Good Manufacturing Practice (cGMP) manufacturing facility in Branchburg, New Jersey is expected to be operational in 2022.

•	Century expects to submit an IND application for CNTY-103 in 2023. CNTY-103 is the Company’s first solid tumor candidate for glioblastoma.

First Quarter 2021 Financial Results

•	Cash Position: Cash, cash equivalents, and investments were $466.4 million as of March 31, 2022, as compared to $358.8 million as of December 31, 2021. Net cash provided by operations was $86.8 million for the three months ended March 31, 2022 (which includes deferred revenue from the Bristol Myers Squibb (BMS) collaboration of $122.1M) compared to net cash used in operations of $22.2 million for the three months ended March 31, 2021.

•	Collaboration Revenue: Collaboration revenue was $1.1 million for the three months ended March 31, 2022, generated through the Company’s collaboration, option and license agreement with BMS.

•	Research and Development (R&D) expenses: R&D expenses were $21.2 million for the three months ended March 31, 2022, compared to $15.4 million for the same period in 2021. The increase in R&D expenses was primarily due to an increase in personnel expenses related to increased headcount to expand the Company’s R&D capabilities, costs for pre-clinical studies, costs for laboratory supplies and facility costs.

•	General and Administrative (G&A) expenses: G&A expenses were $7.3 million for the three months ended March 31, 2022, compared to $2.7 million for the same period in 2021. The increase was primarily due to an increase in personnel related expense due to an increase in employee headcount, an increase in directors’ and officers’ insurance expense, and an increase in the Company’s professional fees as a result of expanded operations to support the Company’s infrastructure as well as additional costs to operate as a public company.

•	In-process research and development (IPR&D) expenses: One-time IPR&D expenses were $10.0 million for the three months ended March 31, 2022, in order to amend the FCDI agreement to gain access to the territory rights of Japan as a result of the Collaboration Agreement with BMS.

•	Net loss: Net loss was $37.5 million for the three months ended March 31, 2022, compared to $18.3 million for the same period in 2021.

Financial Guidance

•	The Company expects full year GAAP Operating Expenses to be between $155 million and $165 million including non-cash stock-based compensation expense of $10 million to $15 million.

•	The Company expects its cash, cash equivalents, and marketable securities will support operations into 2025.

About Century Therapeutics

Century Therapeutics, Inc. (NASDAQ: IPSC) is harnessing the power of adult stem cells to develop curative cell therapy products for cancer that we believe will allow us to overcome the limitations of first-generation cell therapies. Our genetically engineered, iPSC-derived iNK and iT cell product candidates are designed to specifically target hematologic and solid tumor cancers. We are leveraging our expertise in cellular reprogramming, genetic engineering, and manufacturing to develop therapies with the potential to overcome many of the challenges inherent to cell therapy and provide a significant advantage over existing cell therapy technologies.   We believe our commitment to developing off-the-shelf cell therapies will expand patient access and provide an unparalleled opportunity to advance the course of cancer care. For more information on Century Therapeutics please visit https://www.centurytx.com/.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of, and made pursuant to the safe harbor provisions of, The Private Securities Litigation Reform Act of 1995. All statements contained in this press release, other than statements of historical facts or statements that relate to present facts or current conditions, including but not limited to, statements regarding our cash, financial resources, and estimated expenses, our clinical development plans, and the development of our U.S. manufacturing facility are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “should,” “expect,” “plan,” “aim,” “seek,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “forecast,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this presentation are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond our control, including, among others: our ability to successfully advance our current and future product candidates through development activities, preclinical studies, and clinical trials; our reliance on the maintenance of certain key collaborative relationships for the manufacturing and development of our product candidates; the timing, scope and likelihood of regulatory filings and approvals, including final regulatory approval of our product candidates; the impact of the COVID-19 pandemic, geopolitical issues and inflation on our business and operations, supply chain and labor force; the performance of third parties in connection with the development of our product candidates, including third parties conducting our future clinical trials as well as third-party suppliers and manufacturers; our ability to successfully commercialize our product candidates and develop sales and marketing capabilities, if our product candidates are approved; and our ability to maintain and successfully enforce adequate intellectual property protection. These and other risks and uncertainties are described more fully in the “Risk Factors” section of our most recent filings with the Securities and Exchange Commission and available at www.sec.gov. You should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in a dynamic industry and economy. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties that we may face. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

For More Information:

Company: Elizabeth Krutoholow – investor.relations@centurytx.com

Investors: Melissa Forst/Maghan Meyers – century@argotpartners.com

Media: Joshua R. Mansbach – century@argotpartners.com

Century Therapeutics, Inc

Condensed Balance Sheets

(unaudited, in thousands)

	March 31,	December 31,
	2022	2021
Assets
Current Assets:
Cash and cash equivalents	$126,039	$56,445
Short-term investments	234,981	166,434
Prepaid expenses and other current assets	4,242	5,275
Total current assets	365,262	228,154
Property and equipment, net	64,681	57,967
Operating lease right-of-use assets, net	11,670	11,854
Long-term investments	105,360	135,914
Other long-term assets	3,335	3,486
Total assets	$550,308	$437,375

Liabilities, convertible preferred stock, and stockholders' equity
Current liabilities:
Accounts payable	$9,893	$7,596
Accrued expenses and other liabilities	5,704	8,059
Deferred revenue, current	6,379	-
Total current liabilities	21,976	15,655
Operating lease liability, noncurrent	14,430	14,559
Long-term debt, net	10,018	8,903
Other long-term liabilities	1,470	2,020
Deferred revenue	115,750	-
Total liabilities	163,644	41,137
Stockholders' equity
Common stock	6	5
Additional paid-in capital	814,979	785,049
Accumulated deficit	(425,679)	(388,166)
Accumulated other comprehensive loss	(2,642)	(650)
Total stockholders' equity	386,664	396,238
Total liabilities and stockholders' equity	$550,308	$437,375

Century Therapeutics, Inc

Condensed consolidated statements of operations

(unaudited, in thousands, except share and per share amounts)

	Three months ended
	March 31,	March 31,
	2022	2021
Collaboration Revenue	$1,058	$-

Operating Expenses
Research and development	$21,196	$15,374
General and administrative	7,298	2,688
In-process research and development	10,000	-
Total operating expenses	$38,494	$18,062

Loss from operations	(37,436)	(18,062)

Interest expense	(314)	(314)
Other income, net	253	28
Loss before provision for income taxes	$(37,497)	$(18,348)
Provision for income taxes	(16)	-
Net Loss	$(37,513)	$(18,348)

Unrealized loss on short-term investments	(1,986)	(27)
Foreign currency translation adjustment	(6)	4
Comprehensive loss	(39,505)	(18,371)

Net loss per common share - Basic and Diluted	(0.66)	(2.39)

Weighted average common shares outstanding	57,051,539	7,677,196